================================================================================


     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 23, 2001
                         REGISTRATION NO. 333-_________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 OSMONICS, INC.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

                                    MINNESOTA
                            ------------------------
                            (State of incorporation)

                                   41-0955759
                        ---------------------------------
                        (IRS Employer Identification No.)

                              5951 CLEARWATER DRIVE
                              MINNETONKA, MN 55343
                    ----------------------------------------
                    (Address of principal executive offices)

                        1995 EMPLOYEE STOCK PURCHASE PLAN
               OSMONICS, INC. PROFIT SHARING PLAN TRUST AGREEMENT
               --------------------------------------------------
                              (Full title of plan)

                                  D. DEAN SPATZ
                             CHIEF EXECUTIVE OFFICER
                                 OSMONICS, INC.
                              5951 CLEARWATER DRIVE
                              MINNETONKA, MN 55343
                     ---------------------------------------
                     (Name and address of agent for service)

                                 (952) 933-2277
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                                   Copies to:

                             DOUGLAS T. HOLOD, ESQ.
                             DENNIS R. WEIRENS, ESQ.
                       MASLON EDELMAN BORMAN & BRAND, LLP
                             3300 WELLS FARGO CENTER
                           MINNEAPOLIS, MN 55402-4140
                                 (612) 672-8200

                         CALCULATION OF REGISTRATION FEE

 =======================================================================================================================
    TITLE OF SECURITIES TO BE REGISTERED       PROPOSED MAXIMUM       OFFERING      PROPOSED AGGREGATE        FEE
                                                 AMOUNT TO BE         PRICE PER     OFFERING PRICE (1)
                                                REGISTERED (1)         SHARE
 -----------------------------------------------------------------------------------------------------------------------
 Common Stock ($.01 par value per share)            400,000            $12.68           $5,072,000         $1,268.00
 under the 1995 Employee Stock Purchase             Shares
 Plan
 -----------------------------------------------------------------------------------------------------------------------
 Common Stock ($.01 par value per share)            200,000            $12.68           $2,536,000           $634.00
 under the Osmonics, Inc. Profit Sharing            Shares
 Plan Trust Agreement
 =======================================================================================================================

(1) Estimated solely for purposes of computing the registration fee in accordance with Rule 457(h) and based upon the average of the high and low prices of the Common Stock on the New York Stock Exchange on August 23, 2001.


================================================================================

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated herein by reference and made a part hereof:

          (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed with the SEC on March 30, 2001;

          (b) The Registrant's Quarterly Reports on Form 10-Q for the quarter ended June 30, 2001, filed on August 10, 2001;

          (c) The description of the Company's Common Stock included under the caption "Securities to be Registered" in the Company's registration statement on Form 8-A, as filed on December 16, 1993, including any amendments or reports filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment indicating that all securities offered have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

         The Company is governed by Minnesota Statutes Chapter 302A. Minnesota Statutes Section 302A.521 provides that a corporation shall indemnify any person made or threatened to be made a party to any proceeding by reason of the former or present official capacity of such person against judgments, penalties, and fines, including without limitation excise taxes assessed against such person with respect to an employee-benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by such person in connection with the proceeding, if, with respect to the acts or omissions of such person complained of in the proceeding, such person has not been indemnified by another organization or employee-benefit plan for the same expenses with respect to the same acts or omissions; acted in good faith; received no improper personal benefit and Section 302A.255, if applicable, has been satisfied; in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and in the case of acts or omissions by persons in their official capacity for the corporation, reasonably believed that the conduct was in the best interests of the corporation, or in the case of acts or omissions by persons in their capacity for other organizations, reasonably believed that the conduct was not opposed to the best interests of the corporation.

ITEM 8.  EXHIBITS.

         5.       Opinion of Maslon Edelman Borman & Brand, LLP;

         10(D). 1995 Employee Stock Purchase Plan. (Incorporated herein by reference to the Registrant's Proxy Statement dated April 9,
                  2001);

         23(a).   Consent of Deloitte & Touche LLP;

         23(b).   Consent of Maslon Edelman Borman & Brand, LLP (contained in
                  Exhibit 5); and

         24.      Power of Attorney (contained on signature page.)


ITEM 9.  UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) to reflect in the prospectus any facts or events
                         arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                    (iii) to include any material information with respect to
                         the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section

          13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee-benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Minnetonka, State of Minnesota, as of August 23, 2001.

                                       OSMONICS, INC.


                                       By: /s/ D. Dean Spatz
                                           -------------------------------------
                                           Name: D. Dean Spatz
                                           Title: Chairman of the Board and
                                                  Chief Executive Officer


                                POWER OF ATTORNEY

         We, the undersigned officers and directors of Osmonics, Inc. hereby severally constitute D. Dean Spatz as our true and lawful attorney with full power to him to sign for us and in our names, in the capacities indicated below, the registration statement filed herewith and any amendments to said registration statement, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Osmonics, Inc. to comply with the provisions of the Securities Act of 1933 as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Exchange Act of 1933, this registration statement has been signed below by the following persons in the capacities and as of the date indicated.

        NAME                                               TITLE                                    DATE
        ----                                               -----                                    -----

/s/ D. Dean Spatz                           Chairman of the Board and Chief Executive          August 23, 2001
----------------------------------------    Officer (Principal Executive Officer)
D. Dean Spatz

/s/ Keith B. Robinson                       Chief Financial Officer (Principal                 August 23, 2001
----------------------------------------    Financial and Accounting Officer)
Keith B. Robinson

/s/ Ruth Carol Spatz                        Director                                           August 23, 2001
----------------------------------------
Ruth Carol Spatz

/s/ Michael L. Snow                         Director                                           August 23, 2001
----------------------------------------
Michael L. Snow

/s/ Ralph E. Crump                          Director                                           August 23, 2001
----------------------------------------
Ralph E. Crump

/s/ William Eykamp                          Director                                           August 23, 2001
----------------------------------------
William Eykamp

/s/ Charles W. Palmer                       Director                                           August 23, 2001
----------------------------------------
Charles W. Palmer

/s/ Charles M. Brennan                      Director                                           August 23, 2001
----------------------------------------
Charles M. Brennan

EXHIBITS

EXHIBIT NUMBER                      DESCRIPTION OF EXHIBIT
--------------                      ----------------------
         5.                         Opinion of Maslon Edelman Borman & Brand, LLP;

         10(D).                     1995 Employee Stock Purchase Plan. (Incorporated herein by reference to the
                                    Registrant's Proxy Statement dated April 9, 2001);

         23(a).                     Consent of Deloitte & Touche LLP;

         23(b).                     Consent of Maslon Edelman Borman & Brand, LLP (contained in Exhibit 5); and

         24.                        Power of Attorney (contained on signature page.)